                                                                      EXHIBIT 99

                                 APRIL 25, 1996

                AIRTOUCH REPORTS RECORD GROWTH FOR FIRST QUARTER
                  TOTAL WORLDWIDE CUSTOMERS APPROACH 6 MILLION

SAN FRANCISCO - AirTouch Communications (NYSE:ATI) today reported strong growth in customers, operating revenues, operating cash flow and net income for the first quarter, buoyed by continued global demand for wireless services. The company added 435,000 proportionate cellular and paging customers during the quarter, reaching nearly 6 million total proportionate worldwide customers. For the first time, AirTouch gained more international cellular customers than domestic cellular customers.

For the first quarter ended March 31, 1996, AirTouch reported consolidated operating revenues of $448.9 million, up 20 percent over the same period in the previous year. Net income climbed 48 percent to $52.2 million, or 10 cents per share, compared to $35.3 million, or 7 cents per share in first quarter 1995.

First quarter proportionate operating cash flow (operating income plus depreciation and amortization) -- a key measure of the company's financial performance -- increased 34.5 percent to $244.8 million.

"The quarter can be summed up in three words -- record worldwide growth," said Sam Ginn, chairman and chief executive officer of AirTouch Communications. "For the first time, we added more cellular customers in our international operations than our domestic operations. Since average revenue per customer is higher overseas, we're very pleased with our global success.

"Our domestic operations also had an excellent quarter. We had record growth in cellular and paging customers, yet our margins were strong," he added. "Looking ahead, we're well on our way toward our goal of adding over one million worldwide cellular customers this year."

Because AirTouch participates in a large and growing number of joint ventures, the company uses proportionate accounting to reflect the relative weight of its ownership interests in most of its domestic and international operations. Fueled by a growing customer base, proportionate net operating revenues for first quarter rose 42 percent over the same period last year to $801.4 million, and proportionate operating income was up 31 percent to $113 million.

Proportionate U.S. Cellular

AirTouch added 130,000 U.S. cellular customers -- a record first quarter performance. The company serves 2,392,000 cellular customers -- up 44 percent over the same period last year. The strong first quarter growth reflects the company's focus on gaining customers early in the year, to even out its annual growth.

Boosted by economies of scale and cost containment efforts, domestic cellular posted strong financials. Proportionate net operating revenues for the quarter rose 23 percent to $413.5 million and proportionate operating income climbed to $127.8 million, up 23 percent over last year. Proportionate operating cash flow was up 25 percent to $186.7 million. The company has introduced new marketing programs targeting its existing customer base to control its acquisition costs.

The company said it continues to make significant progress in its deployment of CDMA digital service in Los Angeles and expects to announce in May its plans to launch initial commercial service for existing customers on a limited basis.

U.S. Paging

AirTouch's U.S. paging operations showed solid growth, adding 131,000 units in service during the quarter, for a total of 2,468,000. Operating income was $6.8 million, down 6 percent over last year, as a result of increased amortization expenses from its Message Center acquisition. Operating cash flow increased 27 percent to $21.5 million.

Proportionate International Cellular

AirTouch experienced record growth in its international ventures. Proportionate international cellular customers rose by 158,000 to 955,000, up 115 percent over the comparable period in 1995. On April 23, AirTouch announced it had reached one million proportionate international customers. Proportionate net operating revenues for existing international operations in Germany, Portugal, Belgium, Sweden and Japan grew 89.5 percent to $303.8 million, proportionate operating income rose 146 percent to $25.6 million, and proportionate net income was $4.7 million. Losses related to start-up operations in Italy, South Korea, Spain, India, and Poland were $19.7 million.

"Our performance this quarter shows we're delivering on our goals," said Ginn. "We said we'd achieve record growth while maintaining profitability, and we did. We said we'd continue our successful international expansion, and we did. We're also on track for meeting the financial targets we reported last quarter."

Financial Outlook

1996 proportionate operating cash flow is likely to approach $1 billion, as the company benefits from scale and scope and the improving performance of existing international operations.

Start-ups will continue to dilute earnings; losses from the continued construction and build-out of start-up operations in Italy, Poland, Spain, South Korea and India are expected to be about $100 million during 1996.

In addition, as the company continues to expand its operations domestically and internationally, capital requirements are expected to reach approximately $1 billion in 1996 (excluding the pending $1.65 billion merger with CCI).

AirTouch Communications is a global wireless communications company, with interests in cellular, paging, personal communications services, and the Globalstar satellite system, in the United States and 11 other nations: Belgium, Germany, India, Italy, Japan, Poland, Portugal, South Korea, Spain, Sweden, and Thailand. The company, based in San Francisco, serves nearly 6 million proportionate customers worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Except for the historical information presented, the matters discussed in this release are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include: a change in economic conditions in the various markets served by the Company's operations which would adversely affect the level of demand for wireless services; greater-than-anticipated competitive activity requiring new pricing and/or product offerings or resulting in higher acquisition costs; greater-than-expected customer growth driving increased investment in network capacity; level of fraudulent activity; impact of new business opportunities requiring significant up-front investments; impact on capital spending from the deployment of new technologies; and that technologies will not be developed according to anticipated schedules, or perform according to expectations. These and other factors related to the business are described in the Company's 10-K under "Investment Considerations."

For a fax copy of this or other recent AirTouch press releases, please call 1-800-344-7531.

CONSOLIDATED STATEMENTS OF INCOME  (Unaudited)


AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                               1ST QTR          1ST QTR                     4TH QTR
(Dollars in millions, except per share information)             1996              1995          CHANGE        1995          CHANGE
 ....................................................................................................................................
OPERATING REVENUES
Wireless services and other revenues (a)                     $   419.8         $   345.9         21.4%     $   398.2          5.4%
Cellular and paging equipment sales                               29.1              28.0          3.9%          28.4          2.5%
 ....................................................................................................................................
TOTAL OPERATING REVENUES                                         448.9             373.9         20.1%         426.6          5.2%
 ....................................................................................................................................

OPERATING EXPENSES
Cost of revenues (a)                                              57.2              50.3         13.7%          60.0         (4.7)%
Cost of cellular and paging equipment sales                       45.8              33.1         38.4%          48.1         (4.8)%
Selling and customer operations expenses                         138.3             108.5         27.5%         155.8        (11.2)%
General, administrative, and other expenses                       93.3              78.1         19.5%         108.0        (13.6)%
Depreciation and amortization expenses                            65.0              49.9         30.3%          60.0        8.3 %
 ....................................................................................................................................
TOTAL OPERATING EXPENSES                                         399.6             319.9         24.9%         431.9         (7.5)%
 ....................................................................................................................................
OPERATING INCOME (LOSS)                                           49.3              54.0         (8.7)%         (5.3)

Equity in net income (loss) of unconsolidated
       wireless systems:
            Domestic                                              56.1              35.4         58.5%          51.2          9.6%
            International                                         (7.1)             (6.4)       (10.9)%        (11.1)        36.0%
Minority interests in net (income) loss of consolidated
       wireless systems                                           (8.5)             (8.9)         4.5%         (10.3)        17.5%
Interest:
        Expense                                                   (8.4)             (3.9)      (115.4)%         (8.6)         2.3%
        Income                                                     4.5              12.1        (62.8)%          5.6        (19.6)%
Foreign exchange gain (loss)                                       1.7              (7.8)       121.8%           2.1        (19.0)%
Miscellaneous income (expense)                                     6.0              (0.7)       957.1%          (7.3)       182.2%
 ....................................................................................................................................
INCOME BEFORE INCOME TAXES                                        93.6              73.8         26.8%          16.3        474.2%
Income taxes                                                      41.4              38.5          7.5%           5.1        711.8%
 ....................................................................................................................................
NET INCOME                                                   $    52.2         $    35.3         47.9%     $    11.2        366.1%

- ------------------------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE                                           $    0.10         $    0.07         42.9%     $    0.02        400.0%
- ------------------------------------------------------------------------------------------------------------------------------------
Weighted average shares
    outstanding (in thousands)                                 498,837           494,088          1.0%       495,930          0.6%
- ------------------------------------------------------------------------------------------------------------------------------------

See footnotes.

CONSOLIDATED BALANCE SHEETS  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                3/31/96       12/31/95          CHANGE    3/31/95           CHANGE
 ........................................................................................................................

ASSETS
Cash and cash equivalents                           $   38.4       $   82.9          (53.7)%  $  446.7           (91.4)%
Accounts receivable, net                               217.0          232.4           (6.6)%     179.3            21.0%
Held-to-maturity investments                             0.0            0.0                       77.2          (100.0)%
Other receivables                                       83.2          103.6          (19.7)%      54.9            51.5%
Due from affiliates                                     24.4           21.0           16.2%       26.2            (6.9)%
Other current assets                                    54.4           66.3          (17.9)%      88.1           (38.3)%
 ........................................................................................................................
TOTAL CURRENT ASSETS                                   417.4          506.2          (17.5)%     872.4           (52.2)%

Property, plant, and equipment, net                  1,334.9        1,320.2            1.1%    1,022.7            30.5%
Investments in unconsolidated wireless systems       3,201.7        3,076.3            4.1%    2,002.1            59.9%
Intangible assets, net                                 582.5          605.7           (3.8)%     498.6            16.8%
Deferred charges and other noncurrent assets           249.9          139.5           79.1%       69.6           259.1%
 ........................................................................................................................
TOTAL ASSETS                                        $5,786.4       $5,647.9            2.5%   $4,465.4            29.6%
- ------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable - trade                            $  118.0       $  171.4          (31.2)%  $  118.1            (0.1)%
Short-term borrowings                                    0.0            0.0                       10.5          (100.0)%
Other current liabilities                              343.1          316.3            8.5%      204.6            67.7%
 ........................................................................................................................
TOTAL  CURRENT LIABILITIES                             461.1          487.7           (5.5)%     333.2            38.4%

Long-term debt                                       1,008.1          892.4           13.0%      127.4           691.3%
Deferred income taxes                                  254.8          258.6           (1.5)%     202.5            25.8%
Deferred credits                                        93.1          106.0          (12.2)%     141.6           (34.3)%
 ........................................................................................................................
TOTAL LIABILITIES                                    1,817.1        1,744.7            4.1%      804.7           125.8%
 ........................................................................................................................

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS IN  CONSOLIDATED
    WIRELESS SYSTEMS                                   157.0          152.5            3.0%      134.1            17.1%
 ........................................................................................................................

Common stock                                             5.0            5.0            0.0%        4.9             2.0%
Additional paid-in capital                           3,887.1        3,877.2            0.3%    3,755.6             3.5%
Accumulated deficit                                   (105.9)        (158.1)          33.0%     (254.7)           58.4%
Cumulative translation adjustment                       15.9           17.1           (7.0)%      19.1           (16.8)%
Other                                                   10.2            9.5            7.4%        1.7           500.0%
 ........................................................................................................................
TOTAL STOCKHOLDERS' EQUITY                           3,812.3        3,750.7            1.6%    3,526.6             8.1%
 ........................................................................................................................
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                              $5,786.4       $5,647.9            2.5%   $4,465.4            29.6%
 ........................................................................................................................

PROPORTIONATE OPERATING DATA    (Unaudited) (1)

AirTouch Communications, Inc. and Subsidiaries

- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL COMPANY
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                            1ST QTR     1ST QTR               4TH QTR
(Dollars in millions & operating data in thousands)                           1996     1995 (b)      CHANGE     1995      CHANGE
 .................................................................................................................................
Consolidated capital expenditures, excluding
  acquisitions and capital calls (GAAP basis)                              $   80.5    $   95.5     (15.7)%   $  121.4    (33.7)%

Total Company proportionate data:
    Net operating revenues (a)                                             $  801.4    $  562.8      42.4 %   $  745.4      7.5 %
    Operating income                                                       $  113.0    $   86.4      30.8 %   $   69.9     61.7 %
    Operating cash flow (2)                                                $  244.8    $  182.0      34.5 %   $  176.2     38.9 %
    Cellular POPs (3)                                                       165,002     113,365      45.5 %    164,908      0.1 %
    Cellular subscribers                                                      3,347       2,109      58.7 %      3,059      9.4 %
    Subscriber net adds in period, excluding acquisitions                       288         160      80.0 %        373    (22.8)%
    Paging units in service                                                   2,614       1,760      48.5 %      2,474      5.7 %
    Units in service net adds in period, excl. acq. and disp.                   147         113      30.1 %        114     28.9 %
- ---------------------------------------------------------------------------------------------------------------------------------

DOMESTIC CELLULAR OPERATIONS -- PROPORTIONATE
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                            1ST QTR     1ST QTR                 4TH QTR
  OPERATING RESULTS (Dollars in millions )                                    1996        1995       CHANGE       1995    CHANGE
 .................................................................................................................................
Service and other revenues (a)                                             $  434.1    $  343.5      26.4 %   $  413.5      5.0 %
Equipment sales                                                                18.7        22.8     (18.0)%       15.7     19.1 %
Cost of equipment sales                                                       (39.3)      (31.3)    (25.6)%      (41.6)     5.5 %
 .................................................................................................................................
Net operating revenues                                                        413.5       335.0      23.4 %      387.6      6.7 %
 .................................................................................................................................
Cost of revenues (a)                                                           49.4        43.1      14.6 %       50.3     (1.8)%
Selling and customer operations                                               143.6       113.7      26.3 %      163.3    (12.1)%
General, administrative, and other expenses                                    33.8        28.9      17.0 %       39.0    (13.3)%
Depreciation and amortization expenses                                         58.9        45.3      30.0 %       53.5     10.1 %
 .................................................................................................................................
Total costs and expenses                                                      285.7       231.0      23.7 %      306.1     (6.7)%
 .................................................................................................................................
Operating income                                                           $  127.8    $  104.0      22.9 %   $   81.5     56.8 %
- ---------------------------------------------------------------------------------------------------------------------------------
Operating cash flow (2)                                                    $  186.7    $  149.3      25.1 %   $  135.0     38.3 %
Operating cash flow margin (c)                                                 45.2%       44.6%      1.3 %       34.8%    29.9 %
Capital expenditures, excluding acquisitions                               $   55.8    $   63.0     (11.4)%   $  120.1    (53.5)%

OPERATING DATA  (In thousands)                                              3/31/96     3/31/95     CHANGE    12/31/95    CHANGE
 .................................................................................................................................
Total POPs (3)                                                               37,798      35,390       6.8 %     37,739      0.2 %
Subscribers                                                                   2,392       1,664      43.8 %      2,262      5.7 %
Subscriber net adds in period, excluding acquisitions                           130         104      25.0 %        236    (44.9)%
- ---------------------------------------------------------------------------------------------------------------------------------

DOMESTIC PAGING OPERATIONS (4)
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                            1ST QTR     1ST QTR                4TH QTR
  OPERATING RESULTS (Dollars in millions )                                    1996        1995      CHANGE       1995     CHANGE
 .................................................................................................................................
Service and other revenues                                                 $   69.0    $   50.9      35.6 %   $   59.5     16.0 %
Equipment sales                                                                12.9        11.3      14.2 %       12.0      7.5 %
Cost of equipment sales                                                       (11.4)       (9.7)    (17.5)%      (10.3)   (10.7)%
 .................................................................................................................................
Net operating revenues                                                         70.5        52.5      34.3 %       61.2     15.2 %
 .................................................................................................................................
Total operating expenses before
    depreciation and amortization expenses                                     49.0        35.6      37.6 %       40.7     20.4 %
Depreciation and amortization expenses                                         14.7         9.7      51.5 %       11.7     25.6 %
- ---------------------------------------------------------------------------------------------------------------------------------
Operating income                                                           $    6.8    $    7.2      (5.6)%       $8.8    (22.7)%
- ---------------------------------------------------------------------------------------------------------------------------------
Operating cash flow (2)                                                    $   21.5    $   16.9      27.2 %   $   20.5      4.9 %
Operating cash flow margin                                                     30.5%       32.2%     (5.3)%       33.5%    (9.0)%
Capital expenditures, excluding acquisitions                               $   27.2    $   13.3     104.5 %   $   30.8    (11.7)%

OPERATING DATA  (In thousands)                                              3/31/96     3/31/95     CHANGE    12/31/95    CHANGE
 .................................................................................................................................
Units in service                                                              2,468       1,634      51.0 %      2,338      5.6 %
Units in service net adds in period, excluding acquisitions                     131         109      20.2 %        113     15.9 %
- ---------------------------------------------------------------------------------------------------------------------------------


See footnotes.

PROPORTIONATE OPERATING DATA (CONTINUED)   (Unaudited) (1)

AirTouch Communications, Inc. and Subsidiaries
- ----------------------------------------------------------------------------------------------------------------------
INTERNATIONAL OPERATIONS
- ----------------------------------------------------------------------------------------------------------------------
                                                            1ST QTR       1ST QTR                   4TH QTR
CELLULAR OPERATING RESULTS (Dollars in millions)              1996        1995 (b)      CHANGE       1995      CHANGE
 ......................................................................................................................
Existing operations (5):
   Proportionate data:
     Net operating revenues                                 $303.8         $160.3        89.5 %      $281.8      7.8 %
     Operating income                                        $25.6          $10.4       146.2 %       $51.9    (50.7)%
     Operating cash flow (2)                                 $76.3          $43.9        73.8 %       $81.8     (6.7)%
   Income/ (loss)                                            $ 4.7          ($1.4)      435.7 %       $14.8    (68.2)%
Start-up systems (6):
   Income/ (loss)                                           ($19.7)        ($10.2)      (93.1)%      ($23.5)    16.2 %
Total cellular income/(loss)                                ($15.0)        ($11.6)      (29.3)%       ($8.7)   (72.4)%

OPERATING DATA  (In thousands)                              3/31/96       3/31/95       CHANGE      12/31/95   CHANGE
 ......................................................................................................................
Cellular POPs (3)                                           112,904        64,675        74.6 %     112,869      0.0 %
Cellular subscribers                                            955           445       114.6 %         797     19.8 %
Subscriber net adds in period, excluding acquisitions           158            56       182.1 %         137     15.3 %
Paging units in service                                         146           126        15.9 %         136      7.4 %
- ----------------------------------------------------------------------------------------------------------------------



INTERNATIONAL CELLULAR - - PROPORTIONATE
- ----------------------------------------------------------------------------------------------------------------------------
                                                                                               3/31/96
                                                                    ........................................................
                                                                      Percentage             Total System     Total System
INTERNATIONAL CELLULAR  (In thousands) (d)                            Ownership              Subscribers         POPs
 ............................................................................................................................
European Operations
  Germany*                                                               34.8%  (greater than) 1,600            81,490
  Portugal*                                                              23.0%  (greater than)   195             9,865
  Sweden                                                                 51.1%                   185             8,882
  Belgium                                                                25.0%                   267            10,065
  Italy                                                                  11.7%                   123            57,420
  Spain                                                                  16.0%                    74            39,300
  Poland                                                                 19.3%                     -            38,920

Asian Operations
  Japan
     Tokyo                                                               15.0%                                  42,237
     Kansai                                                              13.0%                                  20,568
     Tokai                                                               13.0%                                  14,410
 ............................................................................................................................
          Sub-Total for Digital Phone Group                              13.7%                 1,081            77,215

     Digital TU-KA Companies **                                           4.5%                   100            46,252
  South Korea                                                            10.7%                     -            45,300
  India
     Madras                                                              20.0%                     3             6,695
     Madhya Pradesh                                                      49.0%                     -            72,662

 * Germany and Portugal had more than 1,600 and more than 195 customers, respectively.
** Digital TU-KA Companies are cost based investments which are not included in proportionate results.

PROPORTIONATE OPERATING DATA (CONTINUED)   (Unaudited) (1)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
- --------------------------------------------------------------------------------
FOOTNOTES:

(a) Presentation for 1995 has been restated to classify roaming fraud as an operating expense in conformity with the current year presentation.

(b) Certain data has been restated to include effects of the Company's interests in Italy, South Korea, Spain, and India.

(c) If net losses on equipment sales were reclassified as operating expenses, operating cash flow margins would be 43.0%, 43.5%, and 32.6% for each of the three months ended March 31, 1996, March 31, 1995, and December 31, 1995, respectively.

(d) Commercial service in South Korea began April 1, 1996; commercial service in Poland and Madhya Pradesh is expected later in 1996.

(1) Because significant assets of the Company are not consolidated, the Company believes that proportionate financial and operating data facilitate the understanding and assessment of its results. Unlike consolidation accounting, proportionate accounting is not in accordance with generally accepted accounting principles. Proportionate accounting reflects the relative weight of the Company's ownership interests in its domestic and international systems, total subscribers of all cellular systems, and total units in service of all paging systems, exclusive of cost-based investments and certain equity-based investments that are not material to the Consolidated Financial Statements taken as a whole.

(2) Operating cash flow is defined as operating income plus depreciation and amortization and is not the same as cash flow from operating activities in the Company's Consolidated Statements of Cash Flows. Proportionate operating cash flow represents the Company's ownership interest in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to the Company.

(3) POPs are the estimated market population multiplied by the Company's ownership interest in a licensee operating in that market and include markets in which the networks are under construction and the markets of certain cost-basis investments not included in proportionate operating results. Total Company cellular POPs include 14,300, 13,300, and 14,300 personal communications services ("PCS") POPs at March 31, 1996, March 31, 1995, and December 31, 1995, respectively; international cellular POPs (and therefore total Company cellular
POPs) include 7,491 and 7,469 POPs for Poland at March 31, 1996 and December 31, 1995, respectively, where the Company's consortium was awarded a national cellular license in February 1996.

(4) Domestic paging is wholly owned by the Company; therefore, proportionate information reflects 100% of the subsidiary's GAAP-basis operating results.

(5) Represents the Company's share of income or loss (after foreign taxes where applicable) for international cellular systems which have completed twelve months of commercial service, as follows:
          1ST QTR 1996: Germany, Portugal, Sweden, Belgium, and Japan
          4TH QTR 1995: Germany, Portugal, Sweden, Belgium, and Japan
          1ST QTR 1995: Germany, Portugal, Sweden, Belgium, and Japan

(6) Effective January 1, 1996, start-up systems represents the Company's share of income or loss (after foreign taxes where applicable) for international cellular systems which did not provide commercial service for the full twelve months of any preceding calendar year as follows:
          1ST QTR 1996:  Italy, South Korea, Spain, India, and Poland
Prior to January 1, 1996, start-up systems represent the Company's share of income or loss (after foreign taxes where applicable) for international cellular systems which have not yet completed twelve months of commercial service, as follows:
          4TH QTR 1995:  Italy, South Korea, Spain, and India
          1ST QTR 1995:  Italy, South Korea, Spain, and India